UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2012

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2850 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 595-1900

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously reported on Form 8-K on February 22, 2012, ZaZa Energy Corporation (the “Company”) is party to a Securities Purchase Agreement (the “Purchase Agreement”) with purchasers thereunder, pursuant to which the Company issued senior secured notes in the aggregate principal amount of $100,000,000 (the “Senior Notes”) and warrants to purchase 26,315,789 shares of the Company’s common stock, $0.01 par value per share.  Pursuant to the terms of the Purchase Agreement, the Company is required to grant a security interest in substantially all of the Company’s and its domestic subsidiaries’ assets (the “Collateral”) to secure the Senior Notes within a certain period of time following the issuance of the Senior Notes.  U.S. Bank National Association is acting as collateral agent (the “Collateral Agent”) for the benefit of the holders of the Senior Notes pursuant to the collateral agency agreement entered into on February 21, 2012.

On April 10, 2012, the Company’s subsidiary ZaZa Energy, LLC (“ZaZa LLC”) executed a deed of trust in favor of the Collateral Agent (the “Deed of Trust”), pursuant to which ZaZa LLC granted a security interest in its oil and gas properties in the Eagle Ford Shale, including the eastern extension known as the “Eaglebine”, as well as the fixtures and personal property located on the properties and rights in the hydrocarbons and production interests on such properties.  The Deed of Trust contains customary representations, covenants and events of default and will be recorded in thirteen counties in Texas to perfect the security interest in the Collateral covered by the Deed of Trust.  On April 11, 2012, the Company, ZaZa LLC as well as its other domestic subsidiaries, ZaZa Holdings, Inc. and Toreador Resources Corporation (“Toreador”) entered into a security agreement (the “Security Agreement”) with the Collateral Agent pursuant to which a security interest was granted in substantially all personal property of such entities.  In addition, on April 11, 2012, the Company and its domestic subsidiaries other than Toreador entered into a pledge agreement with the Collateral Agent (the “Pledge Agreement”), pursuant to which a security interest was granted in the equity interests of the Company’s domestic subsidiaries.  Toreador will separately enter into a pledge agreement pledging 65% of the voting stock of its Hungarian subsidiary, and to the extent the Collateral includes stock of foreign subsidiaries of the Company, only 65% of such foreign subsidiary stock is to be pledged as security for the Secured Notes.  Also, the Security Agreement and Pledge Agreement currently limit the security interest to 49% of the outstanding capital stock of Toreador until such time as the applicable regulatory clearance is obtained from the French Bureau of Exploration and Production of Hydrocarbons, and upon obtaining such clearance, the remaining 51% of the outstanding capital stock of Toreador will also be subject to the Security Agreement and Pledge Agreement.  The Security Agreement and Pledge Agreement contain customary representations, covenants and events of default.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAZA ENERGY CORPORATION

Date: April 16, 2012	By:	/s/ CHARLES J. CAMPISE
	Name:	Charles J. Campise
	Title:	Chief Financial Officer